Exhibit (a)(1)(ii)

PLEASE CONTACT YOUR MERRILL FINANCIAL ADVISER TO ENSURE THE PROPER

COMPLETION AND SUBMISSION OF THE NECESSARY DOCUMENTATION

LETTER OF TRANSMITTAL

REGARDING

SHARES OF BENEFICIAL INTEREST

IN

BLACKROCK ALPHA STRATEGIES FUND

TENDERED PURSUANT TO THE OFFER TO PURCHASE

DATED DECEMBER 23, 2025

The Offer will expire

at, and this Letter of Transmittal must be

received by, 11:59 p.m., Eastern Time,

on Monday, January 26, 2026, unless the Offer is extended.

Letter of Transmittal – BlackRock Alpha Strategies Fund	Page 1

Ladies and Gentlemen:

The undersigned hereby tenders to BlackRock Alpha Strategies Fund, a non-diversified, closed-end management investment company organized under the laws of the State of Delaware (the “Trust”), the shares of beneficial interest (“Shares”) in the Trust or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase dated December 23, 2025 (“Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the “Offer”). All capitalized terms used herein and not otherwise defined have the meaning as defined in the Trust’s Agreement and Declaration of Trust. The tender and this Letter of Transmittal are subject to all the terms and conditions set forth in the Offer to Purchase, including, but not limited to, the absolute right of the Trust to reject any and all tenders determined by it, in its sole discretion, not to be received timely and in the appropriate form.

The undersigned hereby sells to the Trust the Shares of the Trust tendered hereby pursuant to the Offer. The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer Shares tendered hereby, that when and to the extent such Shares are repurchased by the Trust, the Trust will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances, and that none of such Shares will be subject to any adverse claim. The undersigned, upon request, shall execute and deliver all additional documents deemed by the Transfer Agent or the Trust to be necessary or desirable to complete the sale, assignment and transfer of the Shares tendered hereby.

The undersigned recognizes that under certain circumstances set forth in the Offer, the Trust may not be required to purchase any of the Shares of the Trust or portion thereof tendered hereby. The undersigned recognizes that, if the Offer is oversubscribed, not all the undersigned’s Shares of the Trust may be purchased.

A non-transferable, non-interest bearing promissory note for the purchase price will be issued to the undersigned if the Trust accepts for purchase the Shares tendered hereby. The undersigned acknowledges that the promissory note will be held for the undersigned by BNY Mellon Investment Servicing (U.S.) Inc., the Trust’s administrator. The cash payment(s) of the purchase price for the Shares tendered by the undersigned and accepted for purchase by the Trust will be made by wire transfer of the proceeds to the undersigned’s account at Merrill. The undersigned hereby represents and warrants that the undersigned understands that upon a withdrawal of such cash payment from the account, the institution at which the account is held may subject such withdrawal to any fees that it would customarily assess upon the withdrawal of cash from such account. The undersigned hereby represents and warrants that the undersigned understands that any payment in the form of marketable securities would be made by means of special arrangement with the tendering shareholder in the sole discretion of the Trust’s Board of Trustees.

If the undersigned’s Shares are tendered and accepted for purchase, the promissory note will provide for payment of the purchase price in two or more installments, except that if the undersigned is tendering only a portion, but not all, of the undersigned’s Shares, such payment generally will be made in a single installment, as described in Section 7 of the Offer to Purchase. The undersigned recognizes that the amount of the purchase price for Shares will be based on the unaudited net asset value of the Trust as of March 31, 2026 (the “Valuation Date”), subject to an extension of the Offer as described in Section 15 of the Offer to Purchase.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 6 of the Offer to Purchase, this tender is irrevocable.

Investors wishing to tender Shares pursuant to the Offer should contact their Merrill Financial Adviser (“Merrill FA”) who will enter the order and provide the Investor with a customized Tender Offer Form for its account. Included with this Offer material is a sample Tender Offer Form which is for reference only. The Tender Offer Form generated for an Investor’s account will need to be signed and returned to the Investor’s Merrill FA. Upon receiving signed documentation, the Investor’s Merrill FA will submit the form for processing. An Investor’s Merrill FA must submit the form by the Expiration Date.

If you do not want to sell your Shares at this time, please disregard this notice. This is simply notification of the Trust’s tender offer. If you decide to tender, you are responsible for confirming that your Merrill Financial Adviser has received your documents in good order.

Letter of Transmittal – BlackRock Alpha Strategies Fund	Page 2

Tender Offer Document No.; Signature Pages - US. Investors Oient Account No,.: I Tha,Tmdl’ir Offor Rliquest Si11:natur P (or “Signature Pages”) rel.It@ to the elint’s (th@crent) rdmption from on or inore investment funds (each, a “fondN).Tl’le term “Fund o “Fund N ais used herein refers to e-ach investment f1.ind from Nhich the Client redeeming a set forth in the Signature Page. The term lnteret refe to ,my tmit of participation, sare, or other form of Interest isued by a Fund. Registration/ Uent Account IDetaills. Acco1.mt re1iis.tratfon and address FATCA dassific.1tion& nt A.coourwl No.: TENDER_v.0 1 of 4

Letter of Transmittal – BlackRock Alpha Strategies Fund	Page 3

Clot AoOOtJn C o.: Reequest Tender/ Redemption Details Fund Name: ‘Efretive are Cut-off .ate Channel Tcrnder Type U nin ( If PartialI full Partial Payment Cash p-ayrnent due pumiam tothi requet will be made directly to Merrill Lynch, Pierce, Fenner&Smith, Inc. or U.S. Trut,15 indicited 11bove. wllo will facilitate the distribution of proceed [nto the Cltent”s ,1ccount Signature By ex.ecuting and ti bmitti ng ttle-se Sisnati1J1re Pages, you admowledge that thi5 reque to aIIof the terms and Wflclitions f>t:!-t forth in the Offer :;md t 1e Letter of Trnnminat Exc@pt as s.tated in ttie Of fegutiirre\locable. You 11clmow dgthe absoluterig. ht of the Fu rid to reject any and all terider:s, indd_ing thoe that Hurierminein its ote discretion, a,e not iri the appri;lpr1.ite for, re_Peient tht vo1.1 lie be11er1(;1,il ow_no.f- $ · 1.md to which th1 re-qi.r.e$t re-1.ltes, o, that the th re thoc,red reprent Internal Revenue Code Certification U niler pena ltie of petjury, by srgnilture below, you heiWI-.J Sent. warrint ,md tify follows: the Security/ Taxpayer ID Number set forth in these Signature p true, correct and complete Social Security/Taxpayer ID Numher, and you are a U.S. citili,n or other U nlted States defined in tile Instructions to IRS FormW-9); (b) you a e not ubject to bacro,1p wilhholdirig becau,se (i) YQLJ are e, boadup withholding, {ii) vm.J ha, riot bee,1 noti ed by the Internal Revenue Service th.iitvou re subject to ba phlwldrig i arest ofa failure to resrort all inrerest or divide11ds, Qr (iiil the Internal Revem.1e Service has notifi.ed ‘ u are ‘10 loneer uhjei11 to backup witihhotding; a11cl (c) it an eremptio-n from the fo. Acrount Tax Compli A ) reporting was requested on this docume-nt fuen you certify tllat the FATCA codes} ente,ed on thi doum t 1catir.g that you are emiit flOIYI FATCA eportins i oort. CelliHii a,iion instructions. Check this box if you have en notified by the IRSthat y01.1 aire curreritlv lJbject to backup withholding beaiuse you ha failed to report all int ere-st aind dividend:. on your ta:x return.The lntem,al Revenue Servil’ie does not requir,e you,rconsent to ainy pnwisicm of th ill doct1nu Hrt other than the certifications required to avoid backLp with’holdrng. TENDER_2.0 2 of 4

Letter of Transmittal – BlackRock Alpha Strategies Fund	Page 4

Document No.: Signature (cont.) Signature 1: Signer’s name Signature 2: Mture 2 Titil Siger nime Signature 3: Signature 4 0.to Signer’s name TENDER_v2.0 3 of ‘4

Letter of Transmittal – BlackRock Alpha Strategies Fund	Page 5

Document No., invetment ProfessioriaI Attestatiion The underigned Investment Profe. SiQnaJ herebv ceTtifie that the Clilimt i’li nown to ,md iS a Client of the lnvetme:flt Frofessional, and the Investment Profossionil ha1; had ubtantive discusrior1S with the Client reiiardins the Client’s investment objective The lrwitmcrit Profuss.Jooal confirms that he/she ha a rnasonablc bais for b@llevlng (il that .an of th@ representations made by th Clrent on thes.e Signature Pages are true: andi correct, (ii) based on irifarmation obtained from the: Client ca1tcerning the Client’s tment i;ibjetive other il)Vestmen flnanci1IitiJalion ijli;l neeiJ, aind .inv other infom;,;ition kno-wri lQ tlte lnvetm nl Profes-sional, that a tender, redemption or withdrawal from the Fund is uitabte fo tlie Client, and {iii) tllat the Client’s contact ir1Formation on reoord withtheselling agecr1t and 3-S noted on t l’l-cse Signature PagM is true a r1d corrt.The ln,.,estimnt Profcs,ional confii·med that th12 Cherlt is aware- of tt’le financial termi!: and rl applicable lO a terider, redemption or withdrawal from H1e: Funt! and the specifk dass(es)/tranchefa) and series of lneSt iss1.1ed by di Fi.ind in whiich the C1lerit currently invests. Pnx/1.1ctiiQn NQ. / US.T CAJ No.: Investment Pmfe:ss.iorial SigratL1re TENDER_v2.0. 4 of 4

Letter of Transmittal – BlackRock Alpha Strategies Fund	Page 6